Exhibit 99.1

Hansen Medical Reports Preliminary Fourth Quarter and Full-Year

2013 Results and Recent Business Highlights

Company Meets Previously Communicated 2013 Outlook for

Commercialization of Systems and Estimated Procedures

Commercialized Six Robotic Systems in the Quarter, Bringing Total

Commercialized Systems For 2013 to 14

Physicians Performed an Estimated 815 Procedures in the Quarter,

Bringing Total Estimated Procedures Performed in 2013 to a Record 3,210, Up 19% Over 2012

Selected Two Additional Hospitals as Magellan Centers of Excellence in

the U.S. for the Training of Physicians and Medical Staff

MOUNTAIN VIEW, CA. – (Marketwired) January 13, 2014 – Hansen Medical, Inc. (NASDAQ: HNSN), a global leader in intravascular robotics, today reported selected preliminary fourth quarter and full-year 2013 results in advance of its presentation at the 32nd Annual J.P. Morgan Healthcare Conference on January 16, 2014 in San Francisco, CA.

Selected Fourth Quarter 2013 Preliminary Results and Business Highlights

•	Commercialized six robotic systems in the quarter, including the previously reported conversion of one evaluation system to a sales transaction, and the conversion of an additional evaluation system to a short-term rental agreement while the hospital continues to evaluate the potential purchase of the system.

•	The six robotic systems include five MagellanTM Systems and one Sensei® X System

•	Commercialized a total of 14 robotic systems in 2013, including nine Magellan and five Sensei Systems. The Company uses the term “commercialize” to refer to revenue-generating transactions, including the conversion of evaluation units.

•	Physicians performed an estimated 815 Hansen Medical robotic procedures in the fourth quarter, up approximately 9% sequentially, and 8% over the prior year. Total estimated procedures for the year were a record 3,210, an increase of approximately 19% over the prior year.

•	Two additional hospitals named as Magellan Centers of Excellence for the training of physicians and medical staff in the U.S. The hospitals include the Keck Medical Center at the University of Southern California in Los Angeles, CA, and Premier Health Miami Valley Hospital, in Dayton, OH.

•	The Company received a request from the U.S. Food and Drug Administration (FDA) in December regarding certain clarifying information related to Hansen Medical’s filing for clearance of its Magellan 6Fr Robotic Catheter. The Company responded to the FDA’s request and continues to expect to receive product clearance in the first quarter of 2014.

“We continue to see increasingly positive trends in our business and are pleased to report the commercialization of six robotic systems in the fourth quarter, which brings to 10 the total number of robotic systems commercialized in the second half of 2013,” said Bruce Barclay, Hansen Medical’s President and Chief Executive Officer. “Importantly, we met our previously communicated full-year 2013 commercialization outlook, with 14 systems commercialized, and our estimated procedures outlook, with an estimated 3,210 procedures performed. Additionally, we continued to expand our network of U.S. training and reference centers by naming the Keck Medical Center at USC, and Premier Health Miami Valley Hospital in Dayton, OH as Magellan Centers of Excellence. These hospitals have each purchased two Magellan systems, one of which will be used in their clinical practice and the second will be installed in their respective training centers where physicians and medical staff can observe and train with the Magellan system in advanced endovascular procedures.”

“We are also pleased with our progress toward receipt of FDA clearance for our lower profile, Magellan 6Fr Robotic Catheter and continue to expect to receive final clearance in the first quarter,” continued Mr. Barclay. “The new Magellan 6Fr Catheter represents a second, smaller catheter platform, after the current Magellan 9Fr Catheter, with proprietary single catheter, dual bend technology and has the potential to expand the Magellan Robotic System’s clinical capabilities into a larger array of interventional and endovascular therapies for physicians who prefer a smaller puncture site and to perform smaller vessel procedures.”

Hansen Medical’s JP Morgan Presentation

Hansen Medical will include these selected fourth quarter and full-year 2013 results and recent business highlights in its presentation at the 32nd Annual J.P. Morgan Healthcare Conference on Thursday, January 16, at 11:30 am ET (8:30 am PT). Investors are invited to listen to the J.P. Morgan Healthcare Conference presentation webcast live via the Internet using the link available within the “Investor Relations” section of Hansen Medical’s website at www.hansenmedical.com.

About Hansen Medical, Inc.

Hansen Medical, Inc., based in Mountain View, California, is a global leader in intravascular robotics, developing products and technology designed to enable the accurate positioning, manipulation and control of catheters and catheter-based technologies. The Company’s Magellan™ Robotic System, 9Fr Magellan™ Robotic Catheter and related accessories, which are intended to facilitate navigation to anatomical targets in the peripheral vasculature and subsequently provide a conduit for manual placement of therapeutic devices, have undergone both CE marking and 510(k) clearance and are commercially available in the European Union, and the U.S. In the European Union, the Company’s Sensei® X Robotic Catheter System and Artisan® and Artisan Extend® Control Catheters are cleared for use during electrophysiology (EP) procedures, such as guiding catheters in the treatment of atrial fibrillation (AF), and the Lynx® Robotic Ablation Catheter is cleared for the treatment of AF. This robotic catheter system is compatible with fluoroscopy, ultrasound, 3D surface map and patient electrocardiogram data. In the U.S., the Company’s Sensei X Robotic Catheter System and Artisan and Artisan Extend

Control Catheters are cleared by the U.S. Food and Drug Administration for manipulation and control of certain mapping catheters in EP procedures. In the U.S., the Sensei X Robotic Catheter System is not approved for use in guiding ablation procedures; this use remains experimental. The U.S. product labeling therefore provides that the safety and effectiveness of the Sensei X Robotic Catheter System and Artisan and Artisan Extend Control Catheter for use with cardiac ablation catheters in the treatment of cardiac arrhythmias, including AF, have not been established. Additional information can be found at www.hansenmedical.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding, among other things, statements relating to goals, plans, objectives, milestones and future events. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “plan,” “expects,” “potential,” “believes,” “goal,” “estimate,” “anticipates,” and similar words. These statements are based on the current estimates and assumptions of our management as of the date of this press release and are subject to risks, uncertainties, changes in circumstances and other factors that may cause actual results to differ materially from the information expressed or implied by forward-looking statements made in this press release. Examples of such statements include statements regarding preliminary results for the fourth quarter of 2013, the anticipated timing of the FDA clearance of our Magellan 6Fr Robotic Catheter, and potential clinical capabilities for the product. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others: factors relating to the finalization of financial and operating results for the fourth quarter of 2013 and the audit of those results by our independent auditors; engineering, regulatory, manufacturing, sales and customer service challenges in developing new products and entering new markets; potential safety and regulatory issues that could slow or suspend regulatory approval or our sales; the effect of credit, financial and economic conditions on capital spending by our potential customers; the uncertain timelines for the sales cycle for newly introduced products; the rate of adoption of our systems and the rate of use of our catheters; the scope and validity of intellectual property rights applicable to our products; competition from other companies; our ability to recruit and retain key personnel; our ability to manage expenses and cash flow, and obtain additional financing; and other risks more fully described in the “Risk Factors” section of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 filed with the SEC on November 8, 2013 and the risks discussed in our other reports filed with the SEC. Given these uncertainties, you should not place undue reliance on the forward-looking statements in this press release. We undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

Hansen Medical, Heart Design (Logo), Hansen Medical (with Heart Design), Sensei and Lynx are registered trademarks, and Magellan and NorthStar are trademarks of Hansen Medical, Inc. in the United States and other countries.

Investor Contacts:	FTI Consulting, Inc.
Peter J. Mariani	Brian Ritchie
Chief Financial Officer	212.850.5683
Hansen Medical, Inc.	brian.ritchie@fticonsulting.com
650.404.5800
John Capodanno
212.850.5705
John.capodanno@fticonsulting.com

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